Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

(18 U.S.C. SECTION 1350)

In connection with the Annual Report on Form 10-Q of First Corporation., a Colorado corporation (the "Company"), for the three months ended December 31, 2011, as filed with the Securities and Exchange Commission (the "Report"), Andrew Clarke, Chief Executive Officer and Principal Accounting and Financial Officer of the Company does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C. 1350), that to his knowledge:

   (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Andrew Clarke
Andrew Clarke,
Chief Executive Officer and Principal Accounting and Financial Officer

February 21, 2012